Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, Registration No. 333-65789J pertaining to the Dollar General Corporation 40l(fc) Savings and Retirement Plan of our report dated October 5, 2001, with respect to the financial statements and schedules of the Dollar General Corporation 401(k) Savings, and Retirement Plan included in this Annual Report (Form 11K) for the year ended December 31, 2001.



/s/ Grant Thornton, LLP
------------------------------
Grant Thornton, LLP


Atlanta, Georgia
June 28, 2002